Exhibit 11


                                                                     Page 1 of 2



                                COLGATE-PALMOLIVE COMPANY

                         COMPUTATION OF EARNINGS PER COMMON SHARE
                         ----------------------------------------

                       Dollars in Millions Except Per Share Amounts
                                       (Unaudited)





                                            Three Months Ended      Six Months Ended
                                                 June 30,               June 30,
                                                 --------               --------
PRIMARY                                      1996       1995         1996       1995
                                             ----       ----         ----       ----

 Earnings:
   Net income                              $ 148.9     $ 143.2      $ 292.4    $ 299.7


   Deduct:  Dividends on preferred
     shares, net of income taxes               5.3         5.4         10.7       10.8
                                           -------     -------      -------     ------

   Net income applicable to common
     shares                                $ 143.6     $ 137.8      $ 281.7    $ 288.9
                                           =======     =======      =======    =======

 Shares (in millions):

   Weighted average shares outstanding       146.5       145.1        146.3      144.8
                                           =======     =======      =======    =======

 Earnings per common share, primary        $   .98     $   .95      $  1.93    $  2.00
                                           =======     =======      =======    =======




                                 COLGATE-PALMOLIVE COMPANY

                          COMPUTATION OF EARNINGS PER COMMON SHARE
                          ----------------------------------------

                        Dollars in Millions Except Per Share Amounts
                                        (Unaudited)

- --------------------------------------------------------------------------------------------


                                                   Three Months Ended      Six Months Ended
                                                        June 30,               June 30,
                                                        --------               --------

                                                   1996         1995       1996         1995
                                                   ----         ----       ----         ----
ASSUMING FULL DILUTION

 Earnings:
   Net income                                    $ 148.9     $  143.2    $ 292.4     $  299.7

   Deduct:
   Dividends on preferred shares                      .1           .1         .3           .3
   Replacement funding resulting from assumed
    conversion of Series B Convertible
    Preference Stock, net of tax                     1.3          1.7        2.5          3.4
                                                 -------     --------    -------     --------

   Net income applicable to common shares        $ 147.5     $  141.4    $ 289.6     $  296.0
                                                 =======     ========    =======     ========


 Shares (in millions):
   Weighted average number of common shares
     outstanding                                   146.5        145.1      146.3        144.8
   Assumed conversion of options
    reduced by the number of shares which
    could have been purchased with the
    proceeds from the exercise of such options       2.6          2.6        2.6          2.5
   Assumed conversion of Series B
    Convertible Preference Stock                    12.1         12.1       12.1         12.1
                                                 -------     --------    -------     --------

  Weighted average number of common shares
    outstanding, as adjusted                       161.2        159.8      161.0        159.4
                                                 =======     ========    =======     ========

 Earnings per common share, assuming full
 dilution                                           $.92         $.88      $1.80        $1.85
                                                 =======     ========    =======     ========
